Exhibit 10.2
FIRST AMENDMENT
TO
GLOBAL INDUSTRIES, LTD.
MANAGEMENT INCENTIVE PLAN
     The Global Industries, Ltd. Management Incentive Plan (the “Plan”) is hereby amended as follows (terms not otherwise defined herein have the meaning ascribed to them in the Plan):
     1. Section 10.2 shall be amended by adding to the end of such section a sentence that reads as follows: “This right shall supersede any existing employment arrangements or agreements.”
     2. Section 11.2(b)(aa) of the Plan shall be amended to read as follows:
     “(aa) any person (within the meaning of Section 13(d)(3) or 14(d) under the Exchange Act, including any group (within the meaning of Section 13(d)(3) under the Exchange Act), a “Person”) except an underwriter or group of underwriters in connection with a public offering of the Common Stock, is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (such Person being referred to as an “Acquiring Person”) representing 50% of the combined voting power of the Company’s outstanding securities other than beneficial ownership by (i) the Company or any subsidiary of the Company or (ii) any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such employee benefit plan (unless such plan or Person is a party to or is utilized in connection with a transaction led by Outside Persons) (Persons referred to in clauses (i) and (ii) hereof are referred to as “Excluded Persons”);”
     3. The second paragraph of Section 11.2(b)(aa) of the Plan shall be amended to read as follows:
          “For purposes of clause (aa) above, the term “Outside Persons” means any Persons other than Persons described in clauses (aa)(i) above or members of senior management of the Company in office immediately prior to the time the Acquiring Person acquires the beneficial ownership described in clause (aa).”
     4. The parenthetical in subpart (2)(i) of the third paragraph of Section 11.2(b)(aa) that reads as follows is hereby deleted:
          “(unless such other part or such Person is William J. Dore, if William J. Dore has not ceased to be an Excluded Person)”
     5. The Plan as amended and modified by this First Amendment shall remain in full force and effect and this First Amendment shall not change or modify the terms of any outstanding Awards under the Plan.
     Adopted by the Board of Directors of Global Industries, Ltd. on August 5, 2009.